Execution Copy

                          SECURITIES PURCHASE AGREEMENT

     This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of September 29, 2003, is made by and among Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), with headquarters located at 6744 South Howell Avenue, Oak Creek, WI 53154, Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Midwest"), Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest ("Skyway"), YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company ("YX") (Midwest, Skyway, and YX are referred to herein as the "Co-Borrowers"), and the investors named on the signature pages hereto (each of whom is hereinafter referred to as the "Investor" and all of whom collectively are hereinafter referred to as the "Investors"). Capitalized terms used herein and not otherwise defined have the meanings given them in
Article VIII.


                                    RECITALS:

     A. The Company, Co-Borrowers and the Investors are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act.

     B. The Company has authorized a new series of convertible senior secured notes of the Company in the form attached hereto as Exhibit A (together with any senior convertible notes issued in replacement thereof in accordance with the terms thereof, the "Notes"), which Notes shall be convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock") (as issued upon conversion of the Notes, the "Conversion Shares"), in accordance with the terms of the Notes, and which Notes shall be secured by assets of the Company and the Co-Borrowers in accordance with the Security Agreement (as defined herein) and the Mortgage (as defined herein).

     C. Each Investor wishes to purchase, and the Company and the Co-Borrowers wish to sell, upon the terms and conditions stated in this Agreement, the principal amount of Notes set forth beneath the Investor's name on the signature pages hereof (which aggregate principal amount for all Investors together is $25,000,000).

     D. At the First Closing (as defined herein), the parties hereto will execute and deliver a Registration Rights Agreement under which the Company will agree to provide to the Investors certain rights with respect to registration of the resale of the Conversion Shares under the Securities Act and applicable state securities laws, the Security Agreement and the Mortgage.

     E. Because the Company and the Co-Borrowers are not in a position to deliver security for the Notes on the First Closing Date (as defined herein), the parties are making First Closing deliveries under this Agreement to the Escrow Agent (as defined herein) under the Escrow Agreement (as defined herein) such that, under certain circumstances, and subject to the terms and conditions of this Agreement and the Escrow Agreement, after the First Closing, this Agreement may terminate as if the First Closing did not occur with respect to some or all of the First Closing Notes (as defined herein).


                                   AGREEMENT:

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Co-Borrowers and each of the Investors hereby agree as follows:

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                                   ARTICLE I
                           PURCHASE AND SALE OF NOTES

     1.1. Purchase and Sale of Notes. At the First Closing and the Second Closing (as defined herein), subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in Articles VI and VII, the Company and the Co-Borrowers will sell to each Investor, and each Investor will (on a several and not a joint basis) purchase from the Company and the Co-Borrowers, the principal amount of Notes set forth beneath such Investor's name on the signature pages hereof respecting the First Closing or the Second Closing, as the case may be.

     1.2. Payment at First Closing. On the First Closing Date (as defined herein), each Investor shall deliver to the Escrow Agent the aggregate purchase price for the Notes to be purchased at the First Closing, which shall be equal to $1.00 for each $1.00 of principal amount of Notes to be purchased by such Investor at the First Closing (the "First Closing Purchase Price"), by wire transfer of immediately available funds in accordance with the written wire instructions set forth in the Escrow Agreement, and the Company will deliver to the Escrow Agent a note for each Investor (bearing a restrictive legend as set forth in Section 2.8) in the form of Exhibit A hereto representing the Notes so purchased by such Investor at the First Closing against delivery of the purchase price for such Notes to the Escrow Agent (all such Notes so delivered by the Company for all Investors at the First Closing, collectively, the "First Closing Notes"). The Notes and the First Closing Purchase Price shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

     1.3. Payment at Second Closing. On the Second Closing Date (as defined herein), each Investor will pay the aggregate purchase price for the Notes to be purchased at the Second Closing, which shall be equal to $1.00 for each $1.00 of principal amount of Notes to be purchased by such Investor at the Second Closing, by wire transfer of immediately available funds in accordance with the written wire instructions set forth on the signature page hereto of the Company, and the Company will deliver to each Investor a note (bearing a restrictive legend as set forth in Section 2.8) in the form of Exhibit A hereto representing the Notes so purchased by such Investor at the Second Closing against delivery of the purchase price therefor as described above.

     1.4. Closing Dates. The First Closing will take place at 10:00 a.m. Central Time on September 29, 2003, or at another date or time agreed upon by each of the parties to this Agreement (the "First Closing Date"). The Second Closing will take place at 10:00 a.m. Central Time on the date (the "Second Closing Date") three (3) Business Days (as defined herein) (a) if Section 10.12(b) does not apply, after the latest of (i) if the Company receives the Shareholder Approval referred to in Section 4.9 for the increase in the authorized Common Stock to 50 million shares, the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing and the Concurrent Equity Transaction (as defined herein), the date the Company receives such approval, (ii) release by the Escrow Agent in full of the First Closing Notes and to the Company of the entire First Closing Purchase Price, (iii) if Section 4.12(b) does not apply, the date on which the Concurrent Equity Transaction closes or (iv) if Section 4.12(b) applies, the last date by which the Second Closing Investors (as defined herein) may elect to proceed with the Second Closing by delivering notice to the Company, or at another date or time agreed upon by each of the parties to this Agreement, or (b) if Section 10.12(b) applies, after the last date by which the Investors may elect to proceed with the Second Closing pursuant to Section 10.12(b), with respect to the Investors who so elect (and if any Investor does not so elect, then the Investors who do so elect shall have the option, exercisable at the Second Closing, to purchase (pro rata if applicable) additional Notes up to the aggregate principal amount of the Notes that were to be sold pursuant to this Agreement at the Second Closing to the Investors who elected not to proceed). The First Closing and the Second Closing will be held at the offices of the Company or at such other place as the parties agree.

     1.5. Independent Nature. The rights and obligations of each Investor under this Agreement are several and not joint with the rights and obligations of each other Investor, and an Investor shall not be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to such obligations or the transactions contemplated hereby. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for the other Investors to be joined as an additional party in any proceeding for such purposes.


                                   ARTICLE II
                    INVESTOR'S REPRESENTATIONS AND WARRANTIES

     Each Investor represents and warrants to the Company and the Co-Borrowers, severally and solely with respect to itself and its purchases hereunder and not with respect to any other Investor, that:

     2.1. Investment Purpose. The Investor is acquiring the Securities (as defined herein) for its own account and not with a view to the distribution thereof; provided, however, that by making the representation herein, the Investor reserves the right to dispose of the Securities in accordance with or pursuant to an effective registration statement or an exemption from registration under the Securities Act. The Investor understands that the Investor may be required to bear the economic risk of this investment indefinitely, unless the sale or resale of the Securities is registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to any third person or entity with respect to any of the Securities; provided, however, that by making the representations herein, the Investor does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     2.2. Investor Status. The Investor is either: (i) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act; or (ii) an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D (referred to herein as an "institutional accredited investor"). The Investor is not registered as a broker or dealer under Section 15(a) of the Exchange Act or a member of the National Association of Securities Dealers, Inc. If an Investor is subject to the Employee Retirement Income Security Act of 1974, as amended, and is acquiring the Securities as a fiduciary or agent for another investor's account, then the Investor will have sole investment and voting discretion with respect to such account and will have full power to make the acknowledgments, representations and agreements contained herein on behalf of such account.

     2.3. Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company and the Co-Borrowers are relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

     2.4. Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its subsidiaries, and materials relating to the offer and sale of the Securities, that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded adequate opportunity to ask questions of, and receive answers from, the Company and the Co-Borrowers. The Investor acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the Company's Confidential Information Memorandum, dated August 1, 2003, delivered to each Investor (the "CIM"), and the SEC Documents (as defined herein). The foregoing representations and any due diligence investigation conducted by the Investor shall not in any way amend, limit or modify the representations and warranties of the Company and the Co-Borrowers set forth in Article III, the Registration Rights Agreement or the Security Agreement nor in any way affect the Investor's right to rely on such representations and warranties.

     2.5. Experience. If the Investor made the investment decision relating to the investment in the Securities on its own behalf, then the Investor has such knowledge and experience in financial, business and investment matters, including the airline industry and businesses and operations of companies that operate in lines of business similar to the Company, that the Investor believes it is capable of evaluating the terms and conditions, merits and risks of the transactions described herein and the investment contemplated hereby, and the Investor is familiar with the risks associated with such industry and businesses and has the ability to bear the economic risks of the investment in the Securities. If an advisor made the investment decision relating to the investment in the Securities on behalf of the Investor, then the advisor has such knowledge and experience in financial, business and investment matters, including the airline industry and businesses and operations of companies that operate in lines of business similar to the Company, that the advisor believes it is capable of evaluating the terms and conditions, merits and risks of the transactions described herein and the investment contemplated hereby, and the advisor is familiar with the risks associated with such industry and businesses and believes the Investor has the ability to bear the economic risks of the investment in the Securities.

     2.6. Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     2.7. Transfer or Resale. The Investor understands that:

          (a) the delivery of the Securities has not been registered under the Securities Act or any applicable state securities laws, and consequently, the Investor may, subject to the Investor's rights under the Registration Rights Agreement, have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be transferred unless:

               (i) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act and such resale is made in accordance with said registration statement;

               (ii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") and the Investor has delivered to the Company a statement certifying that the proposed sale or transfer meets the requirements of Rule 144 (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, a statement describing the circumstances surrounding the proposed sale or transfer (the form and content of which shall be reasonably acceptable to the Company) and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Investor, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer meets the requirements of Rule 144 (collectively, the "144 Documentation");

               (iii) the Securities are sold or transferred to an affiliate (as defined in Rule 144) of the Investor;

               (iv) the Securities are sold or transferred in an "offshore transaction" meeting the requirements of Rule 904 of Regulation S of the Securities Act ("Rule 904") and in compliance with applicable local laws and regulations, and the Investor has delivered to the Company a statement certifying that the proposed sale or transfer meets the requirements of Rule 904 and applicable local laws and regulations (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, a statement describing the circumstances surrounding the proposed sale or transfer (the form and content of which shall be reasonably acceptable to the Company) and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Investor, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer meets the requirements of Rule 904 and applicable local laws and regulations (collectively, the "904 Documentation"); or

               (v) in connection with a transfer other than in accordance with clause (i), (ii), (iii), or (iv) herein, a statement certifying that the proposed disposition may be made pursuant to an exemption from registration, which exemption is specified (which certification shall be in form and content reasonably acceptable to the Company), and, if reasonably requested by the Company, the Investor has delivered to the Company a statement describing the circumstances surrounding the proposed disposition (the form and content of which shall be reasonably acceptable to the Company), and, if reasonably requested by the Company after receiving such statement describing circumstances, an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and which counsel, including internal counsel of the Investor, if applicable, shall be reasonably satisfactory to the Company) to the effect that the proposed disposition may be made pursuant to an exemption from registration, which exemption is specified (collectively, the "Other Exemption Documentation"); and

          (b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 (including the holding period requirement, the volume limitations and the manner of sale restrictions, if applicable), and if Rule 144 is not applicable, then the seller (or the person through whom the sale is made) might be deemed to be an underwriter (as that term is defined in the Securities Act) under the Securities Act or the rules and regulations of the SEC thereunder; and

          (c) except as set forth in the Registration Rights Agreement, neither the Company, nor the Co-Borrowers, nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

     2.8. Legends. The Investor understands that the Securities will bear the applicable restrictive legend set forth in Section 5.3 unless and until such time as such Securities may be reissued without restrictive legend pursuant to the applicable provisions of Section 5.3.

     2.9. Organization and Existence. To the extent indicated on the signature pages hereto, each Investor is either (i) a limited partnership duly organized and validly existing under the laws of its respective state of formation, (ii) a limited liability company duly organized and validly existing under the laws of its respective country or state of formation, (iii) a corporation duly organized and validly existing under the laws of its respective country or state of incorporation, (iv) a series of a registered investment company, (v) a trust fund whose trustee is a bank or trust company or (vi) an individual. Such Investor represents that it was not organized solely for the purpose of making an investment in the Company.

     2.10. Authorization; Enforcement. This Agreement, the Registration Rights Agreement, the Escrow Agreement, the Security Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable against Investor in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as the enforceability of the indemnification agreements of the Investor in the Registration Rights Agreement may be limited by federal or state securities law or public policy relating thereto.

     2.11. No Conflicts; No Violation.

          (a) The execution, delivery and performance of this Agreement by the Investor will not (i) conflict with or result in a violation of any provision of its charter documents or (ii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor that would have material adverse effect on the Investor's ability to perform its obligations under this Agreement or any other agreements, documents or instruments contemplated by this Agreement to which the Investor is a party.

          (b) The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency for it to execute, deliver or perform any of its obligations under this Agreement that the Investor has not obtained or filed or the failure of which to obtain or file would not have a material adverse effect on the Investor's ability to perform its obligations under this Agreement.

     2.12. Acknowledgments Regarding Placement Agent. The Investor acknowledges that Robert W. Baird & Co. Incorporated is acting as placement agent (the "Placement Agent") for the Securities being sold hereby and will be compensated by the Company for acting in such capacity. The Investor further acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of the Securities by the Company and the Co-Borrowers, that certain of the information and data provided to the Investor in connection with the transactions contemplated hereby, including but not necessarily limited to the information and data included in the CIM, have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. The Investor further acknowledges that the provisions of this Section 2.12 are also for the benefit of, and may also be enforced by, the Placement Agent.

     2.13. Representation. The Investor has had an opportunity to consult with an attorney in connection with the Investor's investment in the Company and its subsidiaries. The Investor has not relied in any way on the investigation, due diligence or advice of any other Investor in connection with its decision to enter into the transactions contemplated by this Agreement. The Investor does not beneficially own 5% or more of the outstanding shares of Common Stock as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

     2.14. Certain Trading Activities. During the thirty (30) calendar days prior to the date of this Agreement, the Investor has not directly or indirectly, nor has any Person (as defined herein) acting on behalf of or pursuant to any understanding with such Investor, engaged in any trading of Common Stock, including Short Sales (as defined below), and no open position or Short Sale exists on the date hereof in the name or on behalf of, or in conjunction with, such Investor. "Short Sales" include, without limitation, all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers having the effect of hedging the Securities purchased or investment made under this Agreement.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and each of the Co-Borrowers, jointly and severally, represent and warrant to each of the Investors that:

     3.1. Organization and Qualification. The Company and each Co-Borrower is validly existing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each Co-Borrower is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing in each such jurisdiction would not have a Material Adverse Effect (as defined herein).

     3.2. Authorization; Enforcement. (a) The Company has all requisite corporate power and authority (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Second Closing) to enter into and to perform its obligations under this Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and all other agreements, documents and instruments contemplated hereby and thereby, to consummate the transactions contemplated hereby and thereby and to deliver the Securities in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by it of the transactions contemplated hereby and thereby including without limitation the delivery of the Securities have been duly authorized by the Company's Board of Directors, and no further consent or authorization of the Company, its Board of Directors or its shareholders is required to authorize the Company to perform its obligations at the Second Closing (other than the Shareholder Approval) or the First Closing; (c) this Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and all other agreements, documents and instruments contemplated hereby and thereby have been or will be duly executed by the Company; (d) each of this Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and all other agreements, documents and instruments contemplated hereby and thereby constitutes or will upon execution constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity, and except as the enforceability of the indemnification agreements of the Company in the Registration Rights Agreement may be limited by federal or state securities laws or public policy relating thereto; (e) each Co-Borrower has all requisite power and authority to enter into and to perform its obligations under this Agreement, the Escrow Agreement, the Security Agreement, the Mortgage and all other agreements, documents and instruments contemplated hereby and thereby to be executed by the Co-Borrowers, to consummate the transactions contemplated hereby and thereby and to deliver the Securities in accordance with the terms hereof;
(f) the execution, delivery and performance of this Agreement, the Escrow Agreement, the Security Agreement, the Mortgage and all other agreements, documents and instruments contemplated hereby and thereby to be executed by each Co-Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by each Co-Borrower and no further consent or authorization of any Co-Borrower is required; (g) this Agreement, the Escrow Agreement, the Security Agreement, the Mortgage and all other agreements, documents and instruments contemplated hereby and thereby have been or will be duly executed by each Co-Borrower; and
(h) each of this Agreement, the Escrow Agreement, the Security Agreement, the Mortgage and all other agreements, documents and instruments contemplated hereby and thereby constitutes or will upon execution constitute a legal, valid and binding obligation of each Co-Borrower enforceable against each such Co-Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

     3.3. Issuance of Notes. The Notes are duly authorized by the Company and the Co-Borrowers (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Second Closing) and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. The Company has duly authorized and reserved for issuance a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the Notes to be sold pursuant to this Agreement at the First Closing, and assuming receipt of the Shareholder Approval, the Company has duly authorized and reserved for issuance a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the Notes to be sold pursuant to this Agreement at the Second Closing.

     3.4. Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 25,000,000 shares of the Common Stock, of which as of September 24, 2003, 15,517,411 shares were issued and outstanding, and (y) 5,000,000 shares of preferred stock, without par value, none of which are issued and outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law). The shares of Common Stock to be issued upon conversion of the Notes to be sold pursuant to this Agreement at the First Closing have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), free from all taxes, liens, claims, encumbrances and charges with respect to the delivery thereof (other than those imposed through acts or omissions of an Investor). Assuming receipt of the Shareholder Approval, the shares of Common Stock to be issued upon conversion of the Notes to be sold pursuant to this Agreement at the Second Closing have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law), free from all taxes, liens, claims, encumbrances and charges with respect to the delivery thereof (other than those imposed through acts or omissions of an Investor). Each share of Common Stock to be issued upon conversion of the Notes will be accompanied by four-ninths of a Right (as defined herein), and such Rights will be validly issued in accordance with the terms of the Rights Agreement (as defined herein). Other than pursuant to this Agreement and the Rights and as contemplated by the Company's employee equity plan being submitted for Shareholder Approval, the warrants issued by the Company in August 2003 and employee benefit plans or director plans disclosed in the Company's SEC Documents, and except as disclosed in the Company's SEC
Documents: (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company;
(iii) there are no agreements or arrangements under which the Company is obligated to register the sale of its securities under the Securities Act (except the Registration Rights Agreement); (iv) there are no outstanding securities or instruments of the Company or the Co-Borrowers that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or the Co-Borrowers are or may become bound to redeem a security of the Company or the Co-Borrowers; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes; (vi) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (vii) the Company and the Co-Borrowers have no liabilities or obligations required to be disclosed in the SEC Documents that have not been so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or the Co-Borrowers' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Investors true, correct and complete copies of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

     3.5. Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or set forth in Schedule 3.5 hereto, neither the Company nor any Co-Borrower (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Except as set forth in Schedule 3.5, neither the Company nor any Co-Borrower has Indebtedness outstanding as of the date hereof that ranks or will rank senior to or pari passu with the Notes. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement, in the event of default, are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     3.6. No Conflicts; No Violation.

          (a) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and all other agreements, documents and instruments contemplated hereby and thereby by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the delivery of the Securities will not (i) with respect to performance and consummation at the Second Closing (assuming receipt of the Shareholder Approval) or the First Closing, conflict with or result in a violation of any provision of the Organizational Documents (as defined herein) of the Company; (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company is a party, except that partial release by the Escrow Agent to the Investors of the Notes delivered to the Escrow Agent at the First Closing and to the Company of the First Closing Purchase Price delivered to the Escrow Agent at the First Closing before the Company and the Co-Borrowers have discharged their obligations under the Senior Secured Revolving Credit Agreement, dated as of August 31, 2003, among the Company, the several lenders from time to time parties thereto and U.S. Bank National Association, as amended, would constitute a default under such credit agreement; or (iii) assuming the accuracy of the representations of the Investors, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) or (iii) for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The Company is not in violation of its Organizational Documents except for any violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of any law, ordinance or regulation of any governmental entity which violation, individually or in the aggregate, would result in a Material Adverse Effect. The Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) The execution, delivery and performance of this Agreement, the Security Agreement, the Escrow Agreement, the Mortgage and all other agreements, documents and instruments contemplated hereby and thereby by the Co-Borrowers and the consummation by the Co-Borrowers of the transactions contemplated hereby and thereby including, without limitation, the delivery of the Securities will not (i) conflict with or result in a violation of any provision of the Organizational Documents of any Co-Borrower or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which any Co-Borrower is a party, except that partial release by the Escrow Agent to the Investors of the Notes delivered to the Escrow Agent at the First Closing and to the Company of the First Closing Purchase Price delivered to the Escrow Agent at the First Closing before the Company and the Co-Borrowers have discharged their obligations under the Senior Secured Revolving Credit Agreement, dated as of August 31, 2003, among the Company, the several lenders from time to time parties thereto and U.S. Bank National

     Association, as amended, would constitute a default under such credit agreement, or (iii) assuming the accuracy of the representations of the Investors, result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Co-Borrowers or their respective securities are subject) applicable to any Co-Borrower or by which any property or asset of any Co-Borrower is bound or affected, except in the case of clauses (ii) or
     (iii) for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

          (d) No Co-Borrower is in violation of its Organizational Documents, except for any violations as would not, individually or in the aggregate, have a Material Adverse Effect. No Co-Borrower is in violation of any law, ordinance or regulation of any governmental entity which violation, individually or in the aggregate, would result in a Material Adverse Effect. No Co-Borrower is in default (and no event has occurred which with notice or lapse of time or both could put any Co-Borrower in default) under any agreement, indenture or instrument to which any Co-Borrower is a party or by which any property or assets of any Co-Borrower is bound or affected, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

     3.7. Approvals. Assuming the accuracy of the representations of the Investors, except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and any listing agreement with any securities exchange or automated quotation system, neither the Company nor any Co-Borrower is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Mortgage or the Security Agreement (other than in connection with the filings required to perfect the interests granted under the Security Agreement), in each case in accordance with the terms hereof or thereof, or sell the Securities at the First Closing or the Second Closing in accordance with the terms hereof, except that the Company must receive the Shareholder Approval to enable it to perform its obligations at the Second Closing. All consents, authorizations, orders, filings (other than in connection with the filings required to perfect the interests granted under the Security Agreement) and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof except those relating to the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Second Closing.

     3.8. SEC Documents; Financial Statements. Since December 31, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 2002 and prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (including all exhibits available on the SEC's EDGAR system) incorporated by reference therein being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Investor, or each Investor has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as disclosed in the SEC Documents), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). There are no unconsolidated special-purpose entities related to the Company that should be consolidated on the Company's financial statements under United States generally accepted accounting principles. Except as set forth in the financial statements included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to June 30, 2003 that would not, individually or in the aggregate, have a Material Adverse Effect, (B) liabilities of which the Company has no Knowledge so long as the Company would not have acquired Knowledge thereof through the exercise of reasonable diligence or (C) other liabilities that would not, individually or in the aggregate, have a Material Adverse Effect.

     3.9. Absence of Certain Changes. Except as disclosed in the SEC Documents or as set forth on Schedule 3.7, since December 31, 2002, there has been no material adverse change or development in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries (including the Co-Borrowers), taken as a whole.

     3.10. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company, threatened against or affecting the Company and its subsidiaries or any of its officers or directors acting as such that is reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

     3.11. Intellectual Property Rights. The Company and the Co-Borrowers each own or possess the licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights necessary to enable each to conduct its business as now operated (the "Intellectual Property"), except where the failure to possess such licenses or rights to use would not have, individually or in the aggregate, a Material Adverse Effect. There is no claim or action or proceeding pending or, to the Company's Knowledge, threatened that challenges the right of the Company or the Co-Borrowers with respect to any Intellectual Property.

     3.12. Tax Status. The Company and its subsidiaries have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which they are subject (unless and only to the extent that the Company and its subsidiaries have set aside on their books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. To the Knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

     3.13. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the delivery of the Securities to the Investors.

     3.14. No General Solicitation. Neither the Company, nor the Co-Borrowers, nor, to the Knowledge of the Company, any person acting for the Company has conducted any "general solicitation" (as such term is defined in Regulation D) with respect to any of the Notes being offered hereby. The Company will not distribute any offering material in connection with the sale of the Notes prior to the First Closing Date, other than the CIM, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Mortgage, the Security Agreement, the NYSE (as defined herein) Supplemental Listing Application, and the SEC Documents.

     3.15. No Brokers. The Company will pay all brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby where the obligation to make such payments arises under agreements to which the Company or any of the Co-Borrowers is a party. The Company has no reason to believe that such payments will exceed 6% of the gross proceeds to the Company from the transactions contemplated by this Agreement.

     3.16. Insurance. The Company (including the Co-Borrowers) maintains insurance of the types and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     3.17. Environmental Laws. The Company and each of the Co-Borrowers (i) is in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply would not have, individually or in the aggregate, a Material Adverse Effect.

     3.18. Employment Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of the Company, there are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. There are no outstanding wage claims of, or other debts owing to, employees of the Company for services performed.

     3.19. NYSE Compliance. The Company has not, in the twenty-four (24) months preceding the date hereof, received notice from the NYSE that the Company was or is not in compliance with the listing or maintenance requirements of the NYSE. The Company has been and is in compliance with all such listing and maintenance requirements. Assuming the truth of the representations and warranties of each Investor, with respect to the First Closing, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE, and with respect to the Second Closing, assuming receipt of the Shareholder Approval, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

     3.20. Licenses and Permits. The Company and its subsidiaries have all licenses, permits, approvals, authorizations and consents necessary to own, lease, and operate their properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"), except where the failure to have such permits would not have, individually or in the aggregate, a Material Adverse Effect. There is no action pending or, to the Knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits the suspension or cancellation of which would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except where such violation would not in the aggregate have a Material Adverse Effect.

     3.21. Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     3.22. Transactions With Affiliates and Employees. Except as set forth in the SEC Documents and except for transactions that applicable regulations do not require to be disclosed in the SEC Documents, none of the officers or directors of the Company or the Co-Borrowers and, to the Knowledge of the Company, none of the employees of the Company or the Co-Borrower are presently a party to any transaction with the Company or the Co- Borrowers (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest.

     3.23. Internal Accounting Controls. The Company and the Co-Borrowers maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.24. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, that they have the corporate power to take on or before the date of this Agreement and without the approval of the shareholders of the Company to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, the Registration Rights Agreement, the Security Agreement and the Escrow Agreement, including without limitation the Company's issuance of the Conversion Shares and the Investors' ownership of such Conversion Shares.

     3.25. Disclosure. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

     3.26. Foreign Corrupt Practices. Neither the Company, nor any Co-Borrower, nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any Co-Borrower has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                                   ARTICLE IV
                                    COVENANTS

     4.1. Best Efforts. Each party will use its best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Articles VI and VII.

     4.2. Form D; Blue Sky Laws. The Company will file a Notice of Sale of Securities on Form D with respect to the Securities issued on the First Closing Date or the Second Closing Date, as the case may be, if required under Regulation D, and provide a copy thereof to each Investor promptly after such filing. The Company will take such action as it reasonably determines to be necessary, if any, to qualify the Securities for sale to the Investors under this Agreement under applicable securities (or "blue sky") laws of the states of the United States (or to obtain an exemption from such qualification), and will provide evidence of any such action so taken to the Investors on or prior to the date of the First Closing or the Second Closing, as applicable. The Company will file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within two (2) Business Days after the First Closing Date and the Second Closing Date, as applicable, and including with such Form 8-K full and complete copies of all agreements entered into in connection with the transactions contemplated hereby.

     4.3. Expenses. The Company and the Co-Borrowers are liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. Each Investor is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. In accordance with, and subject to, Section 3.15, the Company will pay all brokerage commissions, finder's fees or similar payments relating to the issuance of the Notes to the Investors or the transactions contemplated herein under agreements to which the Company or any of the Co-Borrowers is a party.

     4.4. No Integration. The Company and the Co-Borrowers will not make any offers or sales of any security (other than the Notes and the Common Stock to be offered and sold pursuant to the Concurrent Equity Transaction) under circumstances that would cause the offering of the Notes to be integrated with any other offering of securities by the Company for purposes of any registration requirement under the Securities Act.

     4.5. Sales by Investors. Each Investor will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Investor will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

     4.6. Use of Proceeds. The Company will use the proceeds from the sale of the Notes to repay indebtedness or for general corporate and working capital purposes. The Company will not use the proceeds from the sale of the Notes for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect subsidiaries) or for the repurchase, redemption or retirement of any of its capital stock.

     4.7. Press Release. In connection with the First Closing, the Company will issue no later than September 30, 2003, a press release that discloses all of the material terms of the transactions contemplated by this Agreement and includes some disclosure that allows the reader to discern that the Company was profitable in July and August excluding restructuring adjustments and includes some disclosure regarding the performance of the Company's business in the third quarter of 2003, in accordance with applicable law. No later than October 23, 2003, the Company will issue a press release with an update of the financial performance of the Company's business through September 30, 2003, in accordance with applicable law. In connection with the Second Closing, the Company will issue within one (1) Business Day after the Second Closing a press release that discloses all of the material terms of the transactions contemplated by this Agreement not previously disclosed.

     4.8. Non-Public Information. The Company and the Co-Borrowers acknowledge that as of, and following, the First Closing Date, the Company and the Co-Borrowers will have an obligation respecting the Investors (as with any other person) under applicable laws, rules and regulations not to selectively disclose any material, non-public information in violation of any such applicable law, rule or regulation, and the Company and the Co-Borrowers shall not disclose any material, non-public information to any Investor unless such Investor specifically agrees to receive such information pursuant to a confidentiality agreement dated after the date hereof.

     4.9. Proxy Statement. The Company shall provide each shareholder entitled to vote at the next meeting of shareholders of the Company, which meeting shall be held not later than [November 30,] 2003 (the "Shareholder Meeting Deadline"), a proxy statement soliciting each such shareholder's affirmative vote at such shareholder meeting for approval of (i) the increase in the authorized Common Stock to 50 million shares, (ii) the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing, (iii) the issuance of certain options to employees and (iv) the Concurrent Equity Transaction, in each case in accordance with the Articles of Incorporation and Bylaws and applicable law and the rules and regulations of the NYSE (such affirmative approval of each of the foregoing being referred to herein as the "Shareholder Approval"), and the Company shall use its best efforts to solicit its shareholders' approval of such matters and to cause the Board of Directors of the Company to recommend to the shareholders that they approve such matters. From and after the date hereof and prior to the meeting of shareholders of the Company discussed above, the Company shall not issue any securities (other than pursuant to contractual arrangements under which the Company is obligated as of the date hereof or convertible or exchangeable securities outstanding as of the date hereof, in each case in accordance with the terms in place on the date hereof).

     4.10. Corporate Existence. So long as any Investor beneficially owns any Notes, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets where either (a) the consideration received by the Company or its equityholders, as applicable, is comprised solely of cash, or (b) the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and
(ii) is a publicly traded corporation whose common stock is quoted on or listed for trading on the NYSE, The Nasdaq Stock Market or the American Stock Exchange.

     4.11. Prohibition on Net Short Positions. From and including the date of this Agreement through and including the date of the Shareholder Meeting Deadline, each Investor agrees that such Investor shall not maintain a Net Short Position. "Net Short Position" shall mean that the aggregate number of shares of Common Stock held in a short position by such Investor exceeds the sum of (i) the number of shares of Common Stock owned by such Investor, plus (ii) the number of Conversion Shares issuable (without regard to any limitation on conversion) to such Investor.

     4.12. Termination Fee.

          (a) If Shareholder Approval is not obtained for the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing, then the Company shall pay in cash to each of the Investors who were to participate in the Second Closing (the "Second Closing Investors") a termination fee equal to 2.5% of the face amount of the Notes to be purchased by such Investor at the Second Closing (the "Company Termination Fee").

          (b) If (i) Shareholder Approval is obtained for the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing, but not for the Concurrent Equity Transaction, (ii) Shareholder Approval is obtained for the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing and the Concurrent Equity Transaction, but the Concurrent Equity Transaction terminates or (iii) Shareholder Approval is obtained for the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing and the Concurrent Equity Transaction, but the Concurrent Equity Transaction does not close within five (5) Business Days after the later of receipt of the Shareholder Approval or release by the Escrow Agent in full to the Investors of the First Closing Notes and to the Company of the entire First Closing Purchase Price, then the Company shall send notice of this fact to the Second Closing Investors (the "Notice of Concurrent Equity Termination Event"). Upon receipt of the Notice of Concurrent Equity Termination Event, each of the Second Closing Investors may elect to proceed with the Second Closing on the Second Closing Date despite the failure to consummate the Concurrent Equity Transaction by delivering notice to the Company within six (6) Business Days of receipt of the Notice of Concurrent Equity Termination Event ("Concurrent Equity Termination Event Waiver Notice"). If any Second Closing Investor does not deliver a Concurrent Equity Termination Event Waiver Notice, then the Second Closing Investors who deliver a Concurrent Equity Termination Event Waiver Notice shall have the option, exercisable at the Second Closing, to purchase (pro rata if applicable) additional Notes up to the aggregate principal amount of the Notes that were to be sold pursuant to this Agreement at the Second Closing to the terminating Second Closing Investors. If a Second Closing Investor does not deliver a Concurrent Equity Termination Event Waiver Notice, then the Company shall pay the Company Termination Fee in cash to such Second Closing Investor.

          (c) The Company shall pay the Company Termination Fee within three (3) Business Days of the date on which shareholders fail to approve the issuance of the Conversion Shares upon the conversion of the Notes to be sold pursuant to this Agreement at the Second Closing or the fourth Business Day after Investors received the Notice of Concurrent Equity Termination Event by wire transfer of immediately available funds in accordance with written wire instructions supplied by the Second Closing Investors to the Company in writing or, absent such instructions, by check mailed to the Investor in question. Upon any such payment, the Investor in question shall have no further rights or obligations under this Agreement, and the Company shall have no further rights or obligations under this Agreement in respect of the Investor in question, in each case in respect of matters relating to the Second Closing.

     4.13. Efforts to Secure. If at any time one or more Noteholder Waiver Triggers have occurred under, and as defined in, the Escrow Agreement and, as a result, Escrowed Funds (as defined in the Escrow Agreement) have been released to the Company, but the Security Agreement and Mortgage have not been released to the Investors, then the Company will use commercially reasonable efforts to enable the Company and the Co-Borrowers to provide collateral security on substantially the terms contemplated by the Security Agreement and the Mortgage to those Investors as to which Escrowed Funds have been released to the Company. However, in no event shall such obligation require the Company to provide cash collateral, other collateral or other support for the letters of credit of the Company and/or the Co-Borrowers that are outstanding at the date of this Agreement or to violate any restrictions binding upon the Company and/or the Co-Borrowers or their property.

                                   ARTICLE V
         TRANSFER AGENT INSTRUCTIONS; TRANSFER RESTRICTIONS AND LEGENDS

     5.1. Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes) a register for the Notes in which the Company shall record the name and address of the Person in whose name each Note has been issued (including the name and address of each transferee), the principal amount of Notes held by such Person and the number of Conversion Shares issuable upon conversion of the Notes held by such Person. The Company shall make the register available to each Investor or its legal representative for inspection upon reasonable notice during regular business hours.

     5.2. Issuance of Certificates. Upon any conversion of the Notes into Common Stock, the Company will instruct its transfer agent to issue a certificate, registered in the name of each Investor or its nominee, for the respective Common Stock. All such certificates will bear the restrictive legend described in Section 5.3(b), except as otherwise specified in this Article V. In addition, the Company will issue irrevocable Transfer Agent Instructions to the transfer agent in the form of Exhibit B hereto at the First Closing. The Company will not give to its transfer agent any instruction with respect to the Securities other than as contemplated by Article V and stop transfer instructions to give effect to Section 2.7 (prior to registration of the resale of the Conversion Shares under the Securities Act). Nothing in this Section will affect in any way the Investors' obligations and agreements set forth in Section 4.5 to comply with all applicable prospectus delivery requirements, if any, upon the resale of the Conversion Shares.

     5.3. Transfer Restrictions and Legends.

          (a) Each Note shall bear the legend set forth below. The Company will permit the transfer of the Note, and the Company will reissue the Note, without such legend, in such name(s) as specified by the Investor, if:

               (i) the Note was sold under an effective registration statement filed under the Securities Act and such resale was made in accordance with said registration statement;

               (ii) the Note can be sold under Rule 144(k);

               (iii) the Note was sold or transferred under Rule 144 and the Investor delivered to the Company the 144 Documentation;

               (iv) the Note was sold or transferred in a transaction that met the requirements of Rule 904 and complied with applicable local laws and regulations and the Investor delivered to the Company the 904 Documentation; or

               (v) in connection with a transfer of the Note other than in accordance with clause (i), (ii), (iii) or (iv), the Investor has delivered to the Company the Other Exemption Documentation.

     "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS NOTE MAY NOT TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY

     LAWS. THE HOLDER OF THIS NOTE MAY ONLY TRANSFER IT IN ACCORDANCE WITH AND SUBJECT TO THE TERMS OF THIS NOTE. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE NOTE."

          (b) The Conversion Shares shall bear the legend set forth below. The Company will permit the transfer of the Conversion Shares, and the transfer agent will issue one or more certificates, free from any restrictive legend (unless otherwise required by applicable state securities laws or the laws of any applicable foreign jurisdiction), in such name and in such denominations as specified by the Investor, if:

               (i) the Conversion Shares were sold under an effective registration statement filed under the Securities Act and such resale was made in accordance with said registration statement;

               (ii) the Conversion Shares can be sold under Rule 144(k);

               (iii) the Conversion Shares were sold or transferred under Rule 144 and the Warrant Holder delivered to the Company the 144 Documentation;

               (iv) the Conversion Shares were sold or transferred in a transaction that met the requirements of Rule 904 and complied with applicable local laws and regulations and the Investor delivered to the Company the 904 Documentation; or

               (v) in connection with a transfer of the Conversion Shares other than in accordance with clause (i), (ii), (iii) or (iv), the Investor has delivered to the Company the Other Exemption Documentation.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER THESE SECURITIES WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

     5.4. Enforcement of Provision. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by invalidating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article, that the Investor will be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     The obligations of the Company and the Co-Borrowers under Article I are subject to the fulfillment at or before the First Closing or the Second Closing, as the case may be, of each of the following conditions. These conditions are for the Company's and the Co-Borrowers' benefit and may be waived by the Company and the Co-Borrowers in whole or in part at any time in their sole discretion. Without limitation, the Company and the Co-Borrowers may in their sole discretion proceed with the First Closing or the Second Closing, as the case may be, with respect to each Investor as to whom each condition has been satisfied whether or not conditions have been satisfied as to other Investors:

     6.1. With respect to the First Closing only, the Investors have executed the Escrow Agreement and have delivered such agreement to the Company.

     6.2. The Investors have executed the Registration Rights Agreement and the Security Agreement and have delivered such agreements to the Escrow Agent under the Escrow Agreement.

     6.3. The Investors have delivered the purchase price for the Notes to the Escrow Agent or the Company, as the case may be, in accordance with this Agreement.

     6.4. The representations and warranties of the Investors are true and correct in all material respects (except for representations and warranties that by their terms are qualified by materiality, which shall be true and correct in all respects) as of the First Closing Date or the Second Closing Date, as the case may be, as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investors have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investors at or prior to the First Closing or the Second Closing, as the case may be.

     6.5. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII
              CONDITIONS TO EACH INVESTOR'S OBLIGATION TO PURCHASE

     The obligation of each Investor hereunder to purchase the Securities from the Company at the First Closing or the Second Closing Date, as the case may be, is subject to the fulfillment at or before the First Closing or the Second Closing Date, as the case may be, of each of the following conditions. These conditions are for each Investor's respective benefit and may be waived by such Investor at any time in its sole discretion:

     7.1. With respect to the First Closing only, the Company has executed the Escrow Agreement and has delivered such agreement to the Investors.

     7.2. With respect to the First Closing only, the Company and the Co-Borrowers have each executed the Registration Rights Agreement, the Security Agreement and the Mortgage and have delivered such agreements to the Escrow Agent under the Escrow Agreement.

     7.3. The Company and the Co-Borrowers have delivered to the Escrow Agent or the Investor, as the case may be, a duly executed note for each Investor, against payment therefor, representing the Notes in aggregate amount not less than $15,000,000 with respect to the First Closing and, subject to reduction through the operation of Section 4.12(b), $10,000,000 with respect to the Second Closing, as specified in Section 1.1.

     7.4. The representations and warranties of the Company and the Co-Borrowers are true and correct in all material respects (except for representations and warranties that by their terms are qualified by materiality, which shall be true and correct in all respects) as of the First Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties are correct as of such date), and the Company and the Co-Borrowers have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the First Closing or the Second Closing, as the case may be.

     7.5. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction has been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     7.6. Such Investor has received opinions of the Company's counsel, dated as of the First Closing Date or the Second Closing Date, as the case may be, in form reasonably satisfactory to the Investors, addressing the matters set forth in Exhibit C hereto; provided that the opinion to be rendered by Daughtery, Fowler, Peregrin & Haught shall only be delivered in connection with the First Closing and then only upon satisfaction of the Escrow Conditions (as defined herein).

     7.7. The irrevocable Transfer Agent Instructions in substantially the form attached hereto as Exhibit B has been delivered to the Company's transfer agent and acknowledged in writing by such transfer agent.

     7.8. With respect to the Second Closing only, the Company has delivered evidence reasonably satisfactory to the Investors of the receipt of Shareholder Approval as to each proposal other than the proposal respecting the approval of the issuance of certain options to the Company's employees and, to the extent that the Investor has delivered a Concurrent Equity Termination Event Waiver Notice, other than the proposal relating to the Concurrent Equity Transaction.

     7.9. At such time as the collateral under the Senior Secured Revolving Credit Agreement, dated as of August 31, 2001, as amended, among the Company, the several lenders from time to time parties thereto and U.S. Bank National Association is released, the representations and warranties with respect to the collateral contained in the Security Agreement shall be true and correct in all material respects.

     7.10. With respect to the Second Closing only, the Company has entered into binding agreements with respect to the Concurrent Equity Transaction except to the extent that the Investor has delivered a Concurrent Equity Termination Event Waiver Notice.

     7.11. The Company has delivered to the Investors such other documents and certificates relating to the transactions contemplated by this Agreement as the Buyers may reasonably request.

                                  ARTICLE VIII
                                   DEFINITIONS

     8.1. "Agreement" has the meaning set forth in the introduction to this Agreement.

     8.2. "Articles of Incorporation" has the meaning set forth in Section 3.4.

     8.3. "Bylaws" has the meaning set forth in Section 3.4.

     8.4. "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

     8.5. "CIM" has the meaning set forth in Section 2.4.

     8.6. "Claims" or "Claim" has the meaning set forth in Section 9.1.

     8.7. "Co-Borrowers" has the meaning set forth in the introduction to this Agreement.

     8.8. "Common Stock" has the meaning set forth in the Recitals.

     8.9. "Company" has the meaning set forth in the introduction to this Agreement.

     8.10. "Company Indemnified Person" has the meaning set forth in Section
9.2.

     8.11. "Company Permits" has the meaning set forth in Section 3.20.

     8.12. "Concurrent Equity Termination Notice" has the meaning set forth in
Section 4.12.

     8.13. "Concurrent Equity Transaction" means the Company's private placement of Common Stock, which private placement relates to aggregate gross proceeds of $5,000,000 or more. The Concurrent Equity Transaction is subject to receipt of Shareholder Approval.

     8.14. "Contingent Obligation" has the meaning set forth in Section 3.5.

     8.15. "Conversion Shares" has the meaning set forth in the Recitals.

     8.16. "Environmental Laws" has the meaning set forth in Section 3.17.

     8.17. "Escrow Agreement" means the Escrow Agreement dated as of the First Closing Date, by and among the Company, the Co-Borrowers, the Investors and the Escrow Agent, in the form attached hereto as Exhibit D.

     8.18. "Escrow Agent" means the Escrow Agent, as defined in the Escrow Agreement.

     8.19. "Escrow Conditions" has the meaning set forth in Section 10.12.

     8.20. "Escrow Conditions Waiver Notice" has the meaning set forth in
Section 10.12.

     8.21. "Escrowed Funds" has the meaning set forth in Section 4.13.

     8.22. "Exchange Act" has the meaning set forth in Section 1.5.

     8.23. "First Closing" means the closing of the purchase and sale of Notes in the aggregate principal amount of $15,000,000.

     8.24. "First Closing Date" has the meaning set forth in Section 1.4.

     8.25. "First Closing Notes" has the meaning set forth in Section 1.2.

     8.26. "First Closing Purchase Price" has the meaning set fort in Section
1.2.

     8.27. "Indebtedness" has the meaning set forth in Section 3.5.

     8.28. "Indemnified Person" has the meaning set forth in Section 9.3.

     8.29. "Intellectual Property" has the meaning set forth in Section 3.11.

     8.30. "Investor Indemnified Persons" or "Investor Indemnified Person" has the meaning set forth in Section 9.1.

     8.31. "Investors" or "Investor" means the investors whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

     8.32. "Knowledge" means the actual knowledge of the executive officers of the Company, without independent investigation.

     8.33. "Material Adverse Effect" means (a) a material adverse effect on the assets, liabilities, financial condition or results of operations of the Company and its subsidiaries, taken as a whole or (b) any adverse effect on the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under the agreements or instruments to be entered into or filed in connection herewith.

     8.34. "Midwest" has the meaning set forth in the introduction to this Agreement.

     8.35. "Mortgage" means the Mortgage, dated as of the Closing Date, granted by Skyway for the benefit of the Investors, in the form attached hereto as Exhibit F.

     8.36. "Net Short Position" has the meaning set forth in Section 4.11.

     8.37. "Noteholder Waiver Triggers" has the meaning set forth in Section
4.13.

     8.38. "Notice of Concurrent Equity Termination Event" has the meaning set forth in Section 4.12.

     8.39. "904 Documentation" has the meaning set forth in Section 2.7.

     8.40. "Notes" has the meaning set forth in the Recitals.

     8.41. "NYSE" means the New York Stock Exchange.

     8.42. "144 Documentation" has the meaning set forth in Section 2.7.

     8.43. "Other Exemption Documentation" has the meaning set forth in Section 2.7.

     8.44. "Organizational Documents" means, with respect to a corporation, its charter as filed with the applicable state regulatory authority, including any amendment filed with respect thereto through the date hereof, and its by-laws, as the same may have been amended through the date hereof, and with respect to a limited liability company, its organizational filing made with the applicable state regulatory authority, as the same may have been amended through the date hereof, and its limited liability company agreement, operating agreement or other similar agreement, as the same may be amended through the date hereof.

     8.45. "Person" has the meaning set forth in Section 3.5.

     8.46. "Placement Agent" has the meaning set forth in Section 2.12.

     8.47. "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Investors, in the form attached hereto as Exhibit E.

     8.48. "Regulation D" is defined in the Recitals.

     8.49. "Rights" means the Preferred Stock Purchase Rights issued pursuant to the Rights Agreement.

     8.50. "Rights Agreement" means the Rights Agreement, dated February 14, 1996, as amended, between the Company and American Stock Transfer & Trust Company.

     8.51. "Rule 144" has the meaning set forth in Section 2.7.

     8.52. "Rule 904" has the meaning set forth in Section 2.7.

     8.53. "SEC" is defined in the Recitals.

     8.54. "SEC Documents" has the meaning set forth in Section 3.8.

     8.55. "Second Closing" means the closing of the purchase and sale of Notes in the aggregate principal amount of $10,000,000 after the First Closing.

     8.56. "Second Closing Date" has the meaning set forth in Section 1.4.

     8.57. "Second Closing Investors" has the meaning set forth in Section 4.12.

     8.58. "Securities" means, depending on the context, the Notes and/or the shares of Common Stock (including the associated Rights) issuable upon conversion of the Notes.

     8.59. "Securities Act" is defined in the Recitals.

     8.60. "Security Agreement" means the Security Agreement, dated as of the Closing Date, by and among the Company, the Co-Borrowers and the Collateral Agent (as defined in the Security Agreement)., as agent for the benefit of the Investors, in the form attached hereto as Exhibit G.

     8.61. "Shareholder Approval" has the meaning set forth in Section 4.9.

     8.62. "Shareholder Meeting Deadline" has the meaning set forth in Section 4.9.

     8.63. "Short Sales" has the meaning set forth in Section 2.14.

     8.64. "Skyway" has the meaning set forth in the introduction to this Agreement.

     8.65. "Transfer Agent Instructions" means the transfer agent instructions as defined in Exhibit B.

     8.66. "YX" has the meaning set forth in the introduction to this Agreement.

                                   ARTICLE IX
                                 INDEMNIFICATION

     9.1. Indemnification of the Investors. In consideration of each Investor's execution and delivery of this Agreement and its acquisition of the Securities hereunder, the Company and the Co-Borrowers, jointly and severally, will indemnify and hold harmless each Investor, any directors or officers of such Investor and any person who controls such Investor within the meaning of the Securities Act or the Exchange Act or acts as such Investor's investment advisor (each, an "Investor Indemnified Person" and, collectively, "Investor Indemnified Persons") against any losses, claims, damages, expenses or liabilities (joint or several) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, "Claims" and each a "Claim") to which any of them become subject insofar as such Claims arise out of or are based upon (a) any breach of any representation or warranty made by the Company or any Co-Borrower herein or
(b) any breach of any covenant, agreement or obligation of the Company or any Co-Borrower contained herein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.1 does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company and the Co-Borrowers, which consent will not be unreasonably withheld or delayed, and the Company and the Co-Borrowers will not be liable under this Agreement (including this Section 9.1) for any amount with respect to any Claim after the aggregate amount the Company and the Co-Borrowers have paid pursuant to this Section 9.1 with respect to all Claims equals an amount equal to the product of three (3) multiplied by the original aggregate principal amount of all the Notes issued on the Closing Date. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Persons.

     9.2. Indemnification of the Company. In consideration of the Company's and the Co-Borrowers' execution and delivery of this Agreement and their sale of the Securities hereunder, each Investor will indemnify and hold harmless, severally and not jointly, to the same extent and in the same manner set forth in Section
9.1 above, the Company and the Co-Borrowers, each of their directors, each of their officers and each person, if any, who controls the Company or any of the Co-Borrowers within the meaning of the Securities Act or the Exchange Act (each a "Company Indemnified Person") against any Claim to which any of them may become subject insofar as such Claim arises out of or is based upon (a) any breach of any representation or warranty made by such Investor herein or (b) any breach of any covenant, agreement or obligation of such Investor contained herein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9.2 does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 9.2) for the amount of any Claim that exceeds the principal amount of the Note purchased by such Investor pursuant to this Agreement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Person.

     9.3. Notification and Other Indemnification Procedures. Promptly after receipt by an Investor Indemnified Person or a Company Indemnified Person, as the case may be (each an "Indemnified Person"), under this Article IX of notice of the commencement of any action (including any governmental action) by any person other than an Indemnified Person, such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this
Article IX, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 9.1 or 9.2, as applicable). However, if multiple counsel are retained by the Investors pursuant to the preceding sentence, the Company will pay only a pro rata portion of such fees and expenses of any Investor's counsel, where the pro rata portion to be paid by the Company equals the percentage obtained by dividing the aggregate principal amount of the Notes purchased by the Investor in question pursuant to this Agreement by the aggregate principal amount of all of the Notes purchased pursuant to this Agreement. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Article IX, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                                   ARTICLE X
                          GOVERNING LAW; MISCELLANEOUS

     10.1. Governing Law; Venue; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the Company and of the Investors and all amendments and supplements hereto and all waivers and consents hereunder, shall be construed in accordance with and governed by the internal laws of New York (except as it relates to corporate law involving the Company, in which case it shall be governed by the internal laws of the state of incorporation of the Company) without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the internal laws of any other jurisdiction.

     Notwithstanding anything to the contrary in this Agreement or any other agreement between any of the parties hereto prior to the date hereof, each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof, hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or any permitted and registered assign; (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts; provided that nothing in this paragraph shall be construed as a waiver by any party of any right to seek to remove any such suit, action or proceeding from a state court to a federal court or from a federal court to a state court; and (iii) irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in this paragraph shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     10.2. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     10.3. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

     10.4. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

     10.5. Entire Agreement; Amendments. This Agreement, the Security Agreement, the Escrow Agreement and the Registration Rights Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

     10.6. Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five (5) calendar days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by facsimile, in each case addressed to a party. Any notice sent by courier (including a recognized overnight delivery service) will be deemed received one (1) Business Day after being sent. The addresses for such communications are:

     If to the Company or the
     Co-Borrowers:                Midwest Express Holdings, Inc.
                                  6744 South Howell Avenue
                                  Oak Creek, WI 53154
                                  Attention:  Chief Financial Officer
                                  Facsimile:  (414) 570-9666

                                  With a copy to:

                                  Foley & Lardner
                                  777 East Wisconsin Avenue, Suite 3700
                                  Milwaukee, WI 53202
                                  Attention:  Patrick G. Quick, Esq.
                                  Facsimile:  (414) 297-4900

     If to an Investor:           To the address set forth
                                  immediately below such
                                  Investor's name on the
                                  signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

     10.7. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and permitted assigns. The Company and the Co-Borrowers will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, which consent will not be unreasonably withheld, and no Investor may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Co-Borrowers, which consent will not be unreasonably withheld. Notwithstanding the foregoing, an Investor may assign all or part of its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company and the Co-Borrowers so long as the affiliate is a "qualified institutional buyer" or an "institutional accredited investor" as defined in Section 2.2 and agrees in writing to be bound by this Agreement. This provision does not limit the Investor's right to transfer the Securities pursuant to the terms of this Agreement or to assign the Investor's rights hereunder to any such affiliate transferee pursuant to the terms of this Agreement. Notwithstanding the foregoing, any transferee who purchases the Securities in a public sale shall not have any rights under this Agreement.

     10.8. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity (except as specifically contemplated in Article IX); provided, however, that the provisions in Section 2.12 relating to acknowledgments regarding the Placement Agent are intended for the benefit of the Placement Agent.

     10.9. Survival. The representations and warranties of the Company and the Co-Borrowers set forth herein will survive for two (2) years following the date hereof except that (a) if the obligation of the Company to maintain the effectiveness of the registration statement and keep current a prospectus thereunder extends beyond this two-year period, then such representations and warranties shall survive as long as such obligation exists and (b) the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.6(a) and 3.17 shall survive indefinitely. The Company and the Co-Borrowers make no representations or warranties in any oral or written information provided to Investors, other than the representations and warranties included herein.

     10.10. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     10.11. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     10.12. Termination Relating to Escrow.

          (a) If the conditions required for release by the Escrow Agent in full of the First Closing Notes and of the entire First Closing Purchase Price (the "Escrow Conditions") have not been satisfied as of November 30, 2003, then at any time thereafter until the satisfaction of the Escrow Conditions, at the election of any Investor as set forth in written notice from such Investor to the Company and the Escrow Agent, the Investor may terminate this Agreement as to such Investor, in which case (i) the Investor shall be entitled to an immediate return of the portion of the First Closing Purchase Price paid by such Investor from the Escrow Agent together with payment from the Company in an amount equal to the interest that would have accrued under the Investor's First Closing Note from the First Closing Date to the date of payment less the earnings allocable to the Investor under the Escrow Agreement relating to the portion of the First Closing Purchase Price paid by such Investor and (ii) the remaining Investors who do not terminate this Agreement shall have the option to purchase (pro rata if applicable) additional Notes up to the aggregate principal amount of the First Closing Note the terminating Investor would have received had the Escrow Conditions been satisfied, exercisable until the time the Escrow Conditions are satisfied, and the Notes the terminating Investor would otherwise have been entitled to purchase in respect of the Second Closing, exercisable at the Second Closing.

          (b) If the Escrow Conditions have not been satisfied as of December 31, 2003, then the Company may at its option, or shall upon the written request of one or more of the Investors received within five (5) Business Days of December 31, 2003 (so long as each Investor making such request agrees in such written request to deliver instructions to the Escrow Agent under Section 3(a) of the Escrow Agreement or such instructions and an election to proceed with the Second Closing on the Second Closing Date despite the failure to satisfy the Escrow Conditions (an "Escrow Conditions Waiver Notice")), send a written notice to the Investors that the Company intends to terminate this Agreement as to any Investor who, by the later of December 31, 2003 or the sixth (6th) business day after receipt of such notice from the Company, has not delivered instructions to the Escrow Agent under Section 3(a) of the Escrow Agreement or such instructions and an Escrow Conditions Waiver Notice (and if any Investor elects not to deliver instructions to the Escrow Agent under Section 3(a) of the Escrow Agreement, then the Investors who do so elect shall have the option to purchase (pro rata if applicable) additional Notes up to the aggregate principal amount of the First Closing Notes that were not released to the Investors who elected not to deliver the instructions to the Escrow Agent, exercisable until the sixth (6th) business day after receipt of such notice from the Company).

          (c) Upon any termination pursuant to Section 10.12(a) or pursuant to
     Section 10.12(b) where the Investor in question has not delivered instructions to the Escrow Agent under Section 3(a) of the Escrow Agreement, the First Closing shall be deemed not to have occurred with respect to the Investor in question, such Investor shall have no further rights or obligations under this Agreement, and the Company shall have no further rights or obligations under this Agreement in respect of the Investor in question. Upon any termination pursuant to Section 10.12(b) where the Investor in question has delivered instructions to the Escrow Agent under Section 3(a) of the Escrow Agreement but has not delivered an Escrow Conditions Waiver Notice, the Investor in question shall have no further rights or obligations under this Agreement, and the Company shall have no further rights or obligations under this Agreement in respect of the Investor in question, in each case in respect of matters relating to the Second Closing. However, termination of this Agreement pursuant to this
     Section 10.12 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party that has violated, breached or failed to satisfy any of its representations, warranties or covenants in this Agreement prior to termination.

                                    * * * * *

     IN WITNESS WHEREOF, the undersigned Investors, the Company and the Co-Borrowers have caused this Agreement to be duly executed as of the date first above written.

                               COMPANY:


                               MIDWEST EXPRESS HOLDINGS, INC.



                               By:  /s/ Robert S. Bahlman
                                    --------------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title:  Senior Vice President and
                                            Chief Financial Officer


                               WIRE TRANSFER INSTRUCTIONS:

                               Bank Name:  U.S. Bank, N.A.

                               ABA Number:  075000022

                               Account Number:  121727847

                               Account Name:  Midwest Express Airlines, Inc.



                               CO-BORROWERS:


                               MIDWEST AIRLINES, INC.


                               By:  /s/ Robert S. Bahlman
                                    --------------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title:    Chief Financial Officer


                               SKYWAY AIRLINES, INC.


                               By:  /s/ Robert S. Bahlman
                                    --------------------------------------------
                                    Name:  Robert S. Bahlman
                                    Title:    Chief Financial Officer


                               YX PROPERTIES, LLC


                               By:  /s/ Robert S. Bahlman
                                    --------------------------------------------
                                    Name:  Robert. S. Bahlman
                                    Title:    President

                      [INVESTORS' SIGNATURE PAGES OMITTED]

                           OMNIBUS SIGNATURE PAGE TO
                          SECURITIES PURCHASE AGREEMENT

                  The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of this Securities Purchase Agreement and Signature Pages of the other Investors, the Company and the Co-Borrowers to said Agreement, shall constitute one and the same document in accordance with the terms of said Agreement.

                         [NAME OF INVESTOR]



                         By:
                              --------------------------------------------
                              Name:
                                     -------------------------------------
                              Title:
                                     -------------------------------------

                         Address:
                                     -------------------------------------

                                     -------------------------------------

                         Attention:
                                     -------------------------------------
                         Telephone:
                                     -------------------------------------
                         Facsimile:
                                     -------------------------------------

                         Principal Amount of Notes at First Closing:

                         Principal Amount of Notes at Second Closing:

                         Name in Which Notes Are to Be Held (please print):

                         -------------------------------------------------

                         Social Security or Tax ID Number:
                                                            --------------

                         WIRE TRANSFER INSTRUCTIONS:

                         Bank Name:
                                     -------------------------------------

                         ABA Number:
                                     -------------------------------------

                         Account Number:
                                         ---------------------------------

                         Account Name:
                                        ----------------------------------

                                    EXHIBIT A

                                  Form of Note

See Exhibit 4.3 to this Current Report on Form 8-K.

                                    EXHIBIT B

                           TRANSFER AGENT INSTRUCTIONS

                         MIDWEST EXPRESS HOLDINGS, INC.

                               September 29, 2003


American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn:    Herbert J. Lemmer

     Re: Private Placement of Convertible Senior Secured Notes

Ladies and Gentlemen:

     We refer you to that certain Securities Purchase Agreement, dated as of September 29, 2003 (the "Securities Purchase Agreement"), by and among Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Midwest"), Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest ("Skyway"), YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company ("YX") (Midwest, Skyway and YX are referred to herein as the "Co-Borrowers"), and the investors named on the signature pages attached to the Securities Purchase Agreement (collectively, the "Investors"), pursuant to which the Company and the Co-Borrowers will issue to the Investors convertible senior secured notes (the "Notes") in an aggregate principal amount of up to $25,000,000. The Notes are convertible into shares of common stock of the Company, par value $0.01 per share (the "Common Stock").

     The Company hereby authorizes and instructs you (provided that you are the transfer agent of the Company at such time) upon delivery to you of a properly completed and duly executed and acknowledged Conversion Notice, in the form attached hereto as Exhibit I, to issue (from authorized but unissued shares), countersign and register certificates representing the shares of Common Stock issuable upon conversion of the Notes (the "Conversion Shares") in the name of the Investor in question or such Investor's nominee, as specified on the Conversion Notice. The certificates representing the Conversion Shares shall bear the legend set forth on the next page.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS ("BLUE SKY LAWS"). THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER THESE SECURITIES WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

     The Company further instructs you not to acknowledge or record the transfer of any Conversion Shares in the shareholder records of the Company or to issue certificates representing any Conversion Shares to any person or entity other than the transferor thereof unless the requirements set forth below are satisfied with respect to such Conversion Shares, in which case such Conversion Shares are to be transferred free from any restrictive legend (unless otherwise required by applicable state securities laws or the laws of any applicable foreign jurisdiction) and registered in such name and in such denominations as specified by the Investor in question:

     1. You receive written notice from the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in the form attached hereto as Exhibit II, and written confirmation from the Investor in question that the resale of such Conversion Shares was made pursuant to such effective registration statement; or

     2. You receive written notice from the Company, accompanied by an opinion of counsel, that the sale of such Conversion Shares may be effected under Rule 144(k) of the Securities Act; or

     3. You receive written notice from the Company that the Company has received the 144 Documentation, the 904 Documentation or the Other Exemption Documentation (each as defined in the Securities Purchase Agreement) respecting the sale of such Conversion Shares.

     You are further instructed to notify the Secretary of the Company in writing of any request that you receive pertaining to the proposed transfer of any of the Conversion Shares.

     These instructions may not be rescinded or revoked other than by means of a communication signed by the Company and the Investor in whose name the Conversion Shares in question are registered.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (414) 570-4001 or Patrick Quick of Foley & Lardner, our outside legal counsel, at (414) 297-5678.

                               Very truly yours,

                               MIDWEST EXPRESS HOLDINGS, INC.


                               By:  /s/ Robert S. Bahlman
                                    --------------------------------------------
                                    Robert S. Bahlman
                                    Senior Vice President and
                                    Chief Financial Officer


THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this 29th day of September, 2003

American Stock Transfer & Trust Company

By: /s/ Herbert J. Lemmer
    ----------------------------------------
    Name:  Herbert J. Lemmer
           ---------------------------------
    Title: Vice President
           ---------------------------------

Enclosures

                                    EXHIBIT I


                         MIDWEST EXPRESS HOLDINGS, INC.
                                CONVERSION NOTICE

Reference is made to the Convertible Senior Secured Note (the "Note") issued to the undersigned by Midwest Express Holdings, Inc. (the "Company"), Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company, Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest Airlines, YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company, pursuant to that that certain Securities Purchase Agreement, dated as of September 29, 2003. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) indicated below into shares of common stock, par value $.0l per share (the "Common Stock"), of the Company, as of the date specified below.

     Date of conversion:
                        --------------------------------------------------------

     Aggregate Conversion Amount to be converted:
                                                 -------------------------------

Please provide or confirm the following information:

     Conversion Price:
                      ----------------------------------------------------------

     Number of shares of Common Stock to be issued:
                                                   -----------------------------

     Number of shares of Common Stock beneficially owned prior to conversion:
                ----------------------------------------------------------------

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

     Issue to:
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Facsimile Number:
                      -----------------------------

     Authorization:
                   -------------------------------------------------------------

          By:
             -------------------------------------------------------------------

          Title:
                ----------------------------------------------------------------

Dated:
      --------------------------------------------------------------------------

     Account Number:
                    ----------------------------------------
                    (if electronic book entry transfer)

     Transaction Code Number:
                             -----------------------------------------
                             (if electronic book entry transfer)

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions, dated September 29, 2003, from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company.

                                   MIDWEST EXPRESS HOLDINGS, INC.



                                   By:__________________________________

                                      Name:____________________________

                                      Title: ____________________________

                                   EXHIBIT II


                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
Attn:    _____________________

     Re: Midwest Express Holdings, Inc.

Ladies and Gentlemen:

     We are counsel to Midwest Express Holdings, Inc., a Wisconsin corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of September 29, 2003 (the "Purchase Agreement"), entered into by and among the Company, Midwest Airlines, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company ("Midwest"), Skyway Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Midwest ("Skyway"), YX Properties, LLC, a Nebraska limited liability company and an indirect subsidiary of the Company ("YX") (Midwest, Skyway, and YX are referred to herein as the "Co-Borrowers"), and the buyers named therein (collectively, the "Investors"), pursuant to which the Company and the Co-Borrowers issued to the Holders their convertible senior secured notes (the "Notes"), convertible into shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors, dated as of September 29, 2003 (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ___________, 2003, the Company filed a Registration Statement on Form S-1 (File No. 333-_________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities. The Registration Statement names each of the Investors as a selling shareholder thereunder.

     In connection with the Registration Statement, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

                                          Very truly yours,

                                          [ISSUER'S COUNSEL]

                                          By:_____________________

     CC: [LIST NAMES OF INVESTORS]

                                    EXHIBIT C

           Matters to be Covered in Opinions of Counsel to the Company

Matters to be covered by opinion of Foley & Lardner

1. Based solely on certificates of the Wisconsin Department of Financial Institutions dated September 24, 2003, the Company and Midwest are each corporations validly existing under the laws of the State of Wisconsin and each has filed its most recent required annual report, and neither has filed articles of dissolution, with the Wisconsin Department of Financial Institutions. Based solely on a certificate of the Delaware Secretary of State dated September 24, 2003, Skyway is a corporation in good standing and having a legal corporate existence in the state of Delaware and has filed its most recent required annual report with the Delaware Secretary of State. Based solely on a certificate of the Nebraska Secretary of State dated September 24, 2003, YX is a limited liability company in existence under the laws of the state of Nebraska.

2. The Company and the Co-Borrowers have all requisite corporate or limited liability company (as the case may be) power and authority to execute and deliver the Transaction Documents and perform their obligations thereunder (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Second Closing). The Transaction Documents have been duly authorized by all necessary corporate or limited liability company (as the case may be) action on the part of the Company and the Co-Borrowers (other than the Shareholder Approval that the Company must receive to enable it to perform its obligations at the Second Closing) and have been duly executed and delivered (into escrow, in the case of the Escrowed Transaction Documents) by the Company and the Co-Borrowers.

3. Each of the Transaction Documents to which the Company and/or any of the Co-Borrowers is a party constitutes the legal, valid and binding obligation of the Company and/or the Co-Borrowers, as applicable, enforceable against the Company and/or the Co-Borrowers, as applicable, in accordance with their respective terms subject to, in the case of the Escrowed Transaction Documents, their delivery to the Investors in accordance with the terms of the Escrow Agreement.

4. The Conversion Shares initially issuable to the Investors upon conversion of the Notes (assuming, with respect to the Conversion Shares to be issued upon conversion of the Second Closing Notes, Shareholder Approval is obtained respecting the Second Closing) have been duly authorized and, when issued and paid for in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law).

5. The execution and delivery of, and performance by the Company and the Co-Borrowers of their respective obligations under, the Transaction Documents do not (i) constitute a breach or violation of the organizational documents of the Company and the Co-Borrowers (assuming, with respect to the Second Closing Notes and the Conversion Shares to be issued upon conversion of the Second Closing Notes, Shareholder Approval is obtained respecting the Second Closing); (ii) to our knowledge, constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other written instrument of the Company or the Co-Borrowers currently in effect that is attached as an exhibit to the SEC Documents, provided that for purposes of this clause
     (ii) we have with your permission excluded the Senior Secured Revolving Credit Agreement dated August 31, 2001, as amended (the "Credit Agreement"), among the Company, U.S. Bank National Association, as agent, and certain lenders, and the guaranties, security agreements and other documents and agreements ancillary to the Credit Agreement; or (iii) to our knowledge, result in any violation of any order, judgment, injunction, decree or other restriction of any court or governmental authority which order, judgment, injunction, decree or other restriction is specifically applicable to the Company or a Co-Borrower.

6. The issuance and sale of the Notes under the circumstances contemplated by the Purchase Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant Section 4(2) of the Securities Act.

7. The Mortgage, subject to its delivery to the Agent pursuant to the terms of the Escrow Agreement, creates a valid and effective mortgage lien and security interest on Skyway's interest in that part of the Premises (as defined in the Mortgage) which consists of real property (including fixtures attached thereto) located in Wisconsin (the "Real Property"), and is in a form satisfactory for recordation in the office of the register of deeds for the county in which the Real Property is located.

     With respect to after-acquired property that is real property, in order to give constructive notice of the lien of the Mortgage on such property, it is necessary that an amendment or supplement thereto specifically describing the same be recorded in the office of the register of deeds for the county in which such property is located.

     We note that in order to maintain the effectiveness of a lien upon real property created by a mortgage, Wisconsin Statutes require that every 30 years after the initial recording thereof there appear of record in the applicable real estate records an instrument affording affirmative and express notice of the interest created by the mortgage.

8. The Security Agreement, subject to its delivery to the Agent pursuant to the terms of the Escrow Agreement, creates in favor of the Agent for the benefit of the Investors, as security for the obligations of the Company and the Co-Borrowers under the Notes, a security interest in the right, title and interest of the Company and the Co-Borrowers in the collateral described therein to the extent article 9 of the Wisconsin UCC is applicable thereto (the "Article 9 Collateral").

9. The Financing Statements are in proper form for filing. Upon delivery of the Financing Statements to the Agent pursuant to the terms of the Escrow Agreement and the filing of the Financing Statements with the Filing Offices, Agent will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement in the states in which the Filing Offices are located (the "Filing Collateral").

Matters to be covered by opinion of Daugherty, Fowler, Peregrin & Haught

1. Release A, Release B and the Agreement are in due form for recordation by and have been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of 49 U.S.C. Section 44107;


2. Airframe A through Airframe M, both inclusive, are duly registered in the name of Midwest pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);


3. Airframe N and Airframe O are duly registered in the name of Skyway pursuant to and in accordance with the provisions of 49 U.S.C. Section 44103(a);

4. Title to Airframe A through Airframe M, both inclusive, is vested in Midwest and Airframe A through Airframe M, both inclusive, are free and clear of liens and encumbrances of record except as created by the Agreement;


5. Title to Airframe N and Airframe O is vested in Skyway and Airframe N and Airframe O are free and clear of liens and encumbrances of record except as created by the Agreement;


6. The Engines and the Spare Parts, as maintained by or on behalf of Midwest and Skyway, at the Designated Locations, are free and clear of liens and encumbrances of record except as created by the Agreement;


7. The Agreement creates a duly perfected first priority security interest in the Aircraft and the Spare Parts, as maintained by or on behalf of Midwest and Skyway, at the Designated Locations, in favor of the Collateral Agent, it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such security interest under local law or as to the recognition of the perfection of such security interest as against third parties in any legal proceeding outside the United States or at a time when the Spare Parts, or any part thereof, are not maintained by or on behalf of Midwest or Skyway at the Designated Locations;


8. The Agreement is not required to be refiled with the FAA or filed or recorded in any other place within the United States in order to perfect, or maintain the perfection of, the security interest in the Aircraft and the Spare Parts, as maintained by or on behalf of Midwest or Skyway at the Designated Locations, as created thereby; and,


9. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Agreement, except for such filings as are referred to above.

                                    EXHIBIT D

                                Escrow Agreement

See attached Exhibit 4.5 to this Current Report on Form 8-K.

                                    EXHIBIT E


                          Registration Rights Agreement

See attached Exhibit 4.2 to this Current Report on Form 8-K.

                                    EXHIBIT F


                                    Mortgage

See attached Exhibit 4.6. to this Current Report on Form 8-K.

                                    EXHIBIT G


                               Security Agreement

See attached Exhibit 4.4 to this Current Report on Form 8-K.

                                  Schedule 3.5
                                  ------------

                       Senior and pari passu Indebtedness
                       ----------------------------------

1. Indebtedness under the Senior Secured Revolving Credit Agreement, dated August 31, 2001, as amended (the "U.S. Bank Credit Agreement"), among the Company, as borrower, the several lenders identified on the signature pages to the U.S. Bank Credit Agreement and U.S. Bank National Association, as agent for the Lenders, which Indebtedness comprises reimbursement obligations for letters of credit having an approximate outstanding face amount of $15.5 million, which Indebtedness is a general obligation of the Company and its subsidiaries (as guarantors), pari passu with unsubordinated debt, and secured by substantially all assets of the Company and its subsidiaries. Security interest to be terminated prior to release from escrow of the Security Agreement in favor of the agent for the Noteholders.

2. Indebtedness owed to Thrivent for mortgage loan secured by the Company's corporate headquarters, having an outstanding principal balance of approximately $2.5 million, which Indebtedness is a general obligation, pari passu with unsubordinated debt.

3. Indebtedness owed to Kimberly-Clark, estimated to be in an amount not in excess of $3 million, for reimbursement of payments that K-C made under guaranties of leases of three DC-9 aircraft, which amount is a general unsecured obligation, pari passu with unsubordinated debt.

4. Indebtedness of approximately $27 million for three aircraft financed by KfW (Skyway 328JETs having tail numbers N356SK, N357SK and N358SK), secured by such aircraft. Such Indebtedness is pari passu with unsubordinated debt and is general recourse except that a portion (in the aggregate amount of $4.5 million for the three aircraft) of the balloon payment at maturity is limited recourse to the aircraft.

5. Indebtedness under reimbursement agreements and similar arrangements with respect to letters of credit and surety bonds issued to support indebtedness or other obligations of the Company or its subsidiaries in an amount not in excess of $2 million, including obligations with respect to letters of credit issued by Associated Bank (secured by a lien on deposit accounts) and surety bonds issued by Westchester and Safeco supported in part by letters of credit, all of which reimbursement obligations are general obligations, pari passu with unsubordinated debt.

6. Indebtedness owed to trade creditors for the purchase of goods or services in the ordinary course and consistent with past practices, which obligations are unsecured general obligations, pari passu with unsubordinated debt.

7. Indebtedness owed in respect of 717 aircraft progress payment financing provided by KfW in an outstanding amount of approximately $32 million, including reimbursement obligations with respect to the guaranty of such financing by Rolls Royce, which obligations are general obligations, secured by the purchase agreement(s) for the applicable 717 aircraft, pari passu with unsubordinated debt.

8. Indebtedness owed in respect of capital leases of information technology products with Kronos, SBC Ameritech, Comark and Microsoft Licensing, undertaken in the ordinary course of business and consistent with past practice, which Indebtedness is a general obligation, secured by the covered equipment and/or software, pari passu with unsubordinated debt.

9. Indebtedness comprising reimbursement obligations associated with programs of the Company or its subsidiaries for the pre-purchase of tickets or similar prepayment programs, which Indebtedness is a general unsecured obligation in an amount less than $1 million, pari passu with unsubordinated debt.

                                  Schedule 3.7
                                  ------------

     On September 25, 2003, the Milwaukee Journal Sentinel published a news article, titled "Midwest Airlines won't fly with Eagle: Shared ticket agreement to lapse," reporting that Midwest's codeshare agreement with American Eagle will terminate in February 2004. The Company plans to file a press release to acknowledge that the codeshare agreement with American Eagle will terminate and indicate that the Company believes this arrangement will generate revenue in fiscal 2003 that constitutes less than 1/2 of 1% of the Company's consolidated 2002 revenue.